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                        Subsidiaries of Amax Gold Inc.
                        ------------------------------
                  (All 100% owned unless otherwise indicated)


                                                              Jurisdiction
     Name of Subsidiary                                     of Incorporation
     ------------------                                     ----------------

AGI Chile Credit Corp., Inc.                                Delaware
Amax Gold (B.C.) Ltd.                                       British Columbia
Amax Gold de Chile Ltda.                                    Chile
Amax Gold Exploration, Inc.                                 Delaware
Amax Gold Exploration Canada Limited                        Canada
Amax Gold Refugio, Inc.                                     Delaware
Amax Precious Metals, Inc.                                  Delaware
Amax Holdings New Zealand Limited***                        New Zealand
Amax Resources New Zealand Limited***                       New Zealand
Amax Gold Mines New Zealand Limited***                      New Zealand
Compania Minera Amax Guanaco*                               Chile
Compania Minera Maricunga**                                 Chile
Electrum Resources Corp.                                    Alaska
Fairbanks Gold Ltd.                                         British Columbia
Fairbanks Gold Mining, Inc.                                 Delaware
Guanaco Mining Company, Inc.                                Delaware
Haile Mining Company, Inc.                                  Delaware
Lancaster Mining Company, Inc.                              Delaware
Lassen Gold Mining, Inc.                                    Delaware
Luning Gold Inc.                                            Nevada
Melba Creek Mining, Inc.                                    Alaska
Nevada Gold Mining, Inc.                                    Delaware
Waihi Financing Limited***                                  New Zealand
Wind Mountain Mining, Inc.                                  Delaware

*90% ownership.
**50% ownership.
***100% of common shares of Waihi Financing Limited ("WFL") beneficially owned by the Company; preference shares of WFL owned by ACM (New Zealand) Limited ("ACM"), a subsidiary of Poseidon Gold Limited, give ACM the right to appoint up to three of the five authorized directors of WFL. Amax Holdings New Zealand Limited is a wholly-owned subsidiary of WFL, and Amax Resources New Zealand Limited and Amax Gold Mines New Zealand Limited are wholly-owned indirect subsidiaries of WFL.